Exhibit 99.1

LIONS GATE ENTERTAINMENT CORP.
ATTN: INVESTOR RELATIONS
2700 COLORADO AVENUE
SANTA MONICA, CA 90404 USA

SCAN TO VIEW MATERIALS & VOTE

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan on attending the Meeting, you are urged to vote these shares by completing and returning this proxy card by mail or transmitting your voting instructions electronically via the Internet or by telephone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V61629-S08690

LIONS GATE ENTERTAINMENT CORP.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR proposals 1-9:

		For	Against
1.	Transactions Proposal: To consider and, if deemed advisable, approve, with or without variation, a special resolution of the holders of LGEC Class A shares adopting, for the holders of LGEC Class A shares, a statutory Plan of Arrangement, effective as of the arrangement effective time, pursuant to Section 288 of the *Business Corporations Act* (British Columbia) among Lions Gate Entertainment Corp. ("Lionsgate"), the shareholders of Lionsgate, Lionsgate Studios Corp., the shareholders of Lionsgate Studios Corp., LG Sirius Holdings ULC and Lionsgate Studios Holding Corp. ("New Lionsgate"). See the section entitled "Proposal No. 1: The Lionsgate Transactions Proposal" in the Proxy Statement.	☐	☐

		For	Against
2.	Advisory Vote on Governance Provisions: Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions each of which will be contained in either of the New Lionsgate Articles and the Starz Entertainment Corp. ("Starz," formerly "LGEC") Articles, respectively, if the transactions are completed and that substantially affect LGEC shareholder rights, including:	☐	☐
2a.	Advance Notice for Nomination of Directors for New Lionsgate Articles: to include advance notice procedures for shareholder nominations of directors.	☐	☐
2b.	Number of Directors for New Lionsgate Articles: to allow the board to set the number of directors.	☐	☐
2c.	Removal of Casting Vote for New Lionsgate Articles: to remove a second or casting vote.	☐	☐
2d.	Remuneration of Auditor for New Lionsgate Articles: to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.	☐	☐
2e.	Change in Authorized Share Capital for New Lionsgate Articles: to approve the amendment of the Lionsgate Articles and exchange the issued and outstanding shares, such that, effective upon the Initial Share Exchange, (i) each LGEC Class A share issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged into one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share and (ii) each LGEC Class B share issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged into, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share. Such exchange transactions by LGEC shareholders are collectively referred to as the "Initial Share Exchange." Following the Initial Share Exchange, New Lionsgate will create the New Lionsgate new common shares.	☐	☐
2f.	Advance Notice for Nomination of Directors for Starz Articles: to include advance notice provisions for nominations of directors.	☐	☐
2g.	Number of Directors for Starz Articles: to allow the Board to set the number of directors.	☐	☐
2h.	Removal of Casting Vote for Starz Articles: to remove a second or casting vote.	☐	☐
2i.	Remuneration of Auditor for Starz Articles: to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.	☐	☐
2j.	Changed in Authorized Share Capital for Starz Articles: to approve the amendment of the Lionsgate Articles such that, effective as of the Arrangement Effective Time and following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares.	☐	☐
2k.	The quorum for the transaction of business at a meeting of shareholders of Starz is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares of the Company entitled to be voted at the meeting.	☐	☐

See the section entitled "Proposal No. 2: The Lionsgate Advisory Organizational Documents Proposal" in the Proxy Statement.

		For	Withheld
3.	Election of Directors:		
3a.	Michael Burns	☐	☐
3b.	Mignon Clyburn	☐	☐
3c.	Gordon Crawford	☐	☐
3d.	Jon Feltheimer	☐	☐
3e.	Emily Fine	☐	☐
3f.	Michael T. Fries	☐	☐
3g.	John D. Harkey, Jr.	☐	☐
3h.	Susan McCaw	☐	☐
3i.	Yvette Ostolaza	☐	☐
3j.	Mark H. Rachesky, M.D.	☐	☐
3k.	Hardwick Simmons	☐	☐
3l.	Harry E. Sloan	☐	☐
4.	Appointment of Auditors: Re-appoint Ernst & Young LLP as Lionsgate's independent registered public accounting firm for the fiscal year ending March 31, 2025 and authorize the Audit & Risk Committee of the Lionsgate Board to fix its remuneration. See the section entitled "Proposal No. 4: Reappointment of Independent Registered Public Accounting Firm and Authorization of Audit & Risk Committee of the Lionsgate Board to Fix Remuneration" in the Proxy Statement.	☐	☐

		For	Against
5.	Advisory Vote on Executive Compensation: Conduct a non-binding advisory vote to approve executive compensation. See the section entitled "Proposal No. 5: Advisory Vote to Approve Executive Compensation" in the Proxy Statement.	☐	☐
6.	Approve the New Lionsgate 2025 Plan: 6. Approve the assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the "New Lionsgate 2025 Plan"), to be effective upon completion of the Transactions if the Transactions are approved. See the section entitled "Proposal No. 6: Approve the Assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as Amended and restated as the Lionsgate Studios Corp. 2025 Performance and Incentive Plan" in the Proxy Statement.	☐	☐
7.	Approve the Starz 2025 Plan: Approve the Starz Entertainment Corp. 2025 Performance Incentive Plan, to be effective upon completion of the Transactions if the Transactions are approved. See the section entitled "Proposal No. 7: Approve the Starz 2025 Plan" in the Proxy Statement.	☐	☐
8.	Approve the Lionsgate 2025 Plan: Approve the Lions Gate Entertainment Corp. 2025 Performance Incentive Plan, to be effective if the Transactions are not approved. See the section entitled "Proposal No. 8: Approve the Lionsgate 2025 Plan" in the Proxy Statement.	☐	☐
9.	Advisory Vote on Reverse Stock Split: Approve on a non-binding advisory basis the consolidation of the Starz common shares on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share. See the section entitled "Proposal No. 9: The Reverse Stock Split" in the Proxy Statement.	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof.

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special Meeting of Shareholders to be held on [TBD]: The Notice and Proxy Statement and 2024 Annual Report are available at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements. You can also view these materials at www.proxyvote.com by using the control number. PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. Detach here from proxy voting card V61630-S08690 LIONS GATE ENTERTAINMENT CORP. 250 Howe Street, Suite 1400 Vancouver, British Columbia V6C 3S7 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS CLASS A VOTING SHARES The undersigned holder of Class A Voting Shares of Lions Gate Entertainment Corp., a British Columbia corporation (the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge, Bruce Tobey, Adrian Kuzycz and Kimberly Burns, and each of them, or in the place of the foregoing, (print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Class A Voting Shares of the Company that the undersigned is entitled to vote at the 2025 Annual General and Special Meeting of Shareholders of the Company (the “Meeting”), to be held at PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7, Canada, on [TBD], beginning at 9:00 a.m., local time, or at any continuations, adjournments or postponements thereof. Notes to proxy: 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder’s proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder. 5. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized an officer or director of the Company to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted “FOR” proposals 1-2 and 4-9 and “FOR” all nominees in proposal 3. 6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of Meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof. 7. This proxy should be read in conjunction with the accompanying documentation provided by the Company. 8. The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion. (Continued, and to be marked, dated and signed, on the other side)